Exhibit 99.1

Veritone Reports Financial Results for the Second Quarter of 2018

Artificial Intelligence SaaS Business Delivers Revenues Up 147% Year-over-Year;

Company Delivers Total Revenues of $4.2 Million

COSTA MESA, CA – August 13, 2018 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the second quarter ended June 30, 2018.

“I am pleased with the performance of our AI business during the second quarter, including the triple-digit year-over-year growth in net revenues, the new customers, accounts and third-party cognitive engines added to our Operating System for Artificial Intelligence, aiWARE™, and the total hours of video and audio media processed on aiWARE during the quarter,” stated Chad Steelberg, Veritone Chairman and CEO. “The adoption curve for AI-based solutions continues to accelerate, albeit with growth that can come in drips or surges, depending on the maturity of the market segment. Our most mature vertical market, Media & Entertainment, has shown the greatest and most consistent growth, with revenues increasing over 250% on a trailing 12-month basis through the second quarter. In our two newest vertical markets, Legal & Compliance and Government, we have added more technology and channel partners, and have expanded our capabilities to meet the needs of these markets, giving us a strong position as they adopt AI-based solutions. We expect to see the same type of triple-digit growth trajectory in our Legal & Compliance and Government verticals over time as these industries turn to AI, though our revenues from those markets will be lumpy initially. Our SaaS business in total has now experienced net revenues growth of over 200% on a trailing 12-month basis through the second quarter,” continued Steelberg.

“Our SaaS net revenues in the Media & Entertainment vertical have increased by over 100% year-over-year for six consecutive quarters,” said Steelberg. “We are achieving these results by landing marquee customers and then collaborating with them to expand their use of aiWARE. When we entered this market, our internal sales team delivered most of our net revenue growth. Today, we see large opportunities in this market being developed by technology and channel partners, positioning us well for scale, growth and impact ahead. We are evolving our go-to-market strategy in a similar way in our other verticals.”

Steelberg commented on the second quarter revenues in Veritone’s media agency business by saying, “Although we saw a year-over-year decline in net revenues in our media agency business in the second quarter, we increased our active client count by 64% in the quarter compared with the same quarter last year, positioning the company for diversity and strength going forward. At times, challenges in our clients’ businesses independent of Veritone can impact advertising campaign execution, and this is what took place during the second quarter. We expect net revenues in our media agency to increase year-over-year in the third quarter based on the strong bookings we have seen to date. Such dynamics reflect the nature of this business.”

Second Quarter 2018 Key Performance Indicators (KPIs)

Veritone aiWARETM Artificial Intelligence Operating System, Year-over-Year Results

•	126% growth in customers: 86 at the end of Q2

•	270% growth in total accounts: 625 at the end of Q2

•	210% growth in active third-party cognitive engines: 214 at the end of Q2

•	523% growth in total hours of video and audio content processed: 2,729,000 processed in Q2

•	62% growth in monthly recurring revenue under agreements: $214,000 at the end of Q2

Veritone OneTM Media Agency Business, Year-over-Year Results

•	64% growth in active clients: 74 active clients during Q2

•	13% decline in new clients: 14 new agreements signed in Q2

Second Quarter 2018 Financial Results

Net revenues increased 2% to $4.2 million from $4.1 million in the same period in 2017. SaaS licensing revenues from the Company’s aiWARE operating system totaled $0.9 million, an increase of 147% compared with the prior year period. The strength in SaaS revenues was offset in part by a decrease in net revenues of 12% in the Company’s media agency business, which delivered total net revenues of $3.3 million.

Gross profit decreased 11% to $3.3 million (80.3% of net revenues) from $3.8 million (91.8% of net revenues) in the same period in 2017. The decrease in gross profit was due primarily to the increase in cost of revenues related to the higher volume of data processed by the Company’s aiWARE operating system during the quarter. The decrease in gross margin was due primarily to the higher proportion of net revenues from the Company’s AI operating system business, which generally carries lower margins than the media agency business.

Total operating expenses increased 53% to $17.8 million from $11.6 million in the same period in 2017. The increase in operating expenses was due primarily to the Company’s increased compensation and benefits costs resulting from additions to its headcount, particularly in software engineering, data science, product management, and sales and marketing, as the Company continued to expand its business and enhance its AI operating system, including developing new products and functionality.

Loss from operations was $14.5 million, an increase of $6.6 million compared with a loss from operations of $7.8 million in the second quarter of 2017.

Net loss attributable to common stockholders totaled $14.3 million, or $(0.88) per share, based on 16.3 million weighted average shares outstanding. The Company’s net loss attributable to common stockholders in the second quarter of 2017 was $25.0 million, or $(2.94) per share, based on 8.5 million weighted average shares outstanding.

Earnings before interest expense, depreciation, amortization and stock-based compensation (EBITDAS), a non-GAAP financial measure, totaled a loss of $11.0 million, compared with a loss of $6.0 million in the second quarter of 2017. See “About the Presentation of EBITDAS” below for an explanation of the items excluded from the calculation of EBITDAS and the reconciliation of net loss to EBITDAS following the financial statements at the end of this news release. The higher EBITDAS loss was due primarily to the addition of software development, data science, product management, and sales and marketing resources, which management expects will lead to enhancements in the Company’s aiWARE operating system and increased net revenues in the future.

Cash: As of June 30, 2018, the Company had cash and cash equivalents and marketable securities of $78.2 million and no long-term debt.

Six Months 2018 Financial Results

Net revenues increased 19% to $8.6 million from $7.2 million in the same period in 2017. Media Agency revenues for the first six months of 2018 totaled $6.4 million, a decrease of 3% compared with the prior year period, and SaaS licensing revenues from the Company’s aiWARE operating system in the first six months of 2018 totaled $2.1 million, an increase of 282% compared with the prior year period.

Gross profit increased 8% to $7.2 million (83.8% of net revenues) from $6.7 million (92.6% of net revenues) in the same period in 2017. The increase in gross profit was due primarily to the operating leverage provided by the increase in net revenues from the Company’s aiWARE operating system during the first six months of 2018 compared with the prior year period. The decrease in gross margin resulted primarily from the change in revenue mix between the Company’s AI operating system and media agency businesses.

Total operating expenses increased 65% to $34.9 million from $21.1 million in the same period in 2017. The increase in operating expenses was due primarily to the Company’s increased compensation and benefits costs resulting from additions to its headcount, particularly in software engineering, data science, product management, and sales and marketing, as the Company continued to expand its business and enhance its AI operating system, including developing new products and functionality.

Loss from operations was $27.7 million, an increase of $13.2 million compared with a loss from operations of $14.5 million in the same period in 2017.

Net loss attributable to common stockholders totaled $27.4 million, or $(1.69) per share, based on 16.2 million weighted average shares outstanding. The Company’s net loss attributable to common stockholders in the same period of 2017 was $31.9 million, or $(5.82) per share, based on 5.5 million weighted average shares outstanding.

Earnings before interest expense, depreciation, amortization and stock-based compensation (EBITDAS), a non-GAAP financial measure, totaled a loss of $21.2 million, compared with a loss of $12.4 million in the first six months of 2017. See “About the Presentation of EBITDAS” below for an explanation of the items excluded from the calculation of EBITDAS and the reconciliation of net loss to EBITDAS following the financial statements at the end of this news release. The higher EBITDAS loss was due primarily to the addition of software development, data science, product management, and sales and marketing resources, which management expects will lead to enhancements in the Company’s aiWARE operating system and increased net revenues in the future.

Third Quarter 2018 Key Performance Indicators (KPIs) Outlook

For the third quarter ending September 30, 2018, Veritone expects to achieve the following KPIs for its aiWARE operating system:

•	Bring AI customer count to 95, an addition of 9 customers;

•	Bring AI account total to 655, an addition of 30 accounts;

•	Bring third-party cognitive engines integrated with aiWARE to 234, an addition of 20 engines; and

•	Process 2.7 million total hours of video and audio content on aiWARE.

Conference Call

Veritone will hold a conference call today, August 13, 2018, at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time) to discuss these results and provide an update on business conditions. Veritone management will host the presentation, followed by a question and answer session. The call will be open to all interested parties through a live audio web broadcast via the Internet at investors.veritone.com. The call will also be available by dialing 866-393-8573 within the U.S. and Canada or 409-350-3155 from abroad.

Please call the conference telephone number 5-10 minutes prior to the start time and reference the conference ID 2581418. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

The webcast will be archived on the Veritone investor relations website and a telephonic playback of the conference call will also be available by dialing the following numbers:

Toll-free replay number: 855-859-2056

International replay number: 404-537-3406

Replay ID: 2581418

About Veritone

Veritone has created the world’s first operating system for artificial intelligence. Veritone’s aiWARE operating system leverages the power of cognitive computing to transform and analyze audio, video and other data sources in an automated manner to generate actionable insights. Veritone’s aiWARE operating system provides customers with ease, speed and accuracy at low cost. Veritone has been among the first to be recognized by AWS for Machine Learning Expertise, and has been recognized by Oracle for Excellence in Application Development. To learn more, visit Veritone.com and interact with us on Twitter and LinkedIn.

About the Presentation of EBITDAS

EBITDAS is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDAS are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDAS differently. The Company presents EBITDAS because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. This non-GAAP measure may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider EBITDAS in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the adoption of AI-based solutions by the Company’s vertical markets and other industries and the expected triple-digit growth trajectory in the Company’s Legal & Compliance and Government vertical markets, the expectation that the Company is well positioned for scale, growth and impact in the Media & Entertainment market, the expectation that the growth in the Company’s media agency client base positions the Company for diversity and strength in the future, the expected year-over-year growth in net revenues in the Company’s media agency business, the Company’s expectation that its addition of software development, data science and sales and marketing resources will lead to increased net revenues in the future, the expected numbers of new customers, accounts and active third-party cognitive engines on the Company’s aiWARE operating system as of the end of the third quarter of 2018, and the total hours of video and audio files expected to be ingested and processed in the third quarter of 2018. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof; technical challenges the Company may face in standardizing its APIs to facilitate and expedite such integration; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the Company’s ability to expand its sales and marketing team and to achieve broad recognition of and customer acceptance for its products and services; and the Company’s ability to successfully identify, execute and integrate future acquisitions; as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the

Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Pete Collins, CFO

Veritone, Inc.

(888) 507-1737 x202

pcollins@veritone.com

Investor Relations Contact:

Scott Liolios and Matt Glover

Liolios Group, Inc.

(949) 574-3860

VERI@liolios.com

VERITONE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of
	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$52,692	$29,545
Marketable securities	25,526	39,598
Accounts receivable, net	11,583	7,691
Expenditures billable to clients	5,063	4,163
Prepaid expenses and other current assets	2,969	2,808

Total current assets	97,833	83,805
Property, equipment and improvements, net	3,365	680
Intangible assets, net	2,611	3,154
Other assets	1,214	919

Total assets	$105,023	$88,558

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$15,759	$13,338
Accrued media payments	7,944	5,999
Client advances	4,625	3,477
Other accrued liabilities	3,699	4,442

Total current liabilities	32,027	27,256
Other liabilities	473	—

Total liabilities	32,500	27,256
Total stockholders’ equity	72,523	61,302

Total liabilities and stockholders’ equity	$105,023	$88,558

VERITONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$4,168	$4,087	$8,556	$7,195
Cost of revenues	820	336	1,384	532

Gross profit	3,348	3,751	7,172	6,663
	80.3%	91.8%	83.8%	92.6%
Operating expenses:
Sales and marketing	5,142	3,414	10,890	6,013
Research and development	5,146	2,883	9,674	6,147
General and administrative	7,513	5,302	14,291	8,982

Total operating expenses	17,801	11,599	34,855	21,142

Loss from operations	(14,453)	(7,848)	(27,683)	(14,479)
Other income (expense), net	133	(13,746)	316	(12,960)

Loss before provision for income taxes	(14,320)	(21,594)	(27,367)	(27,439)

Provision for income taxes	10	1	12	3

Net loss	(14,330)	(21,595)	(27,379)	(27,442)
Accretion of redeemable convertible preferred stock	—	(3,397)	—	(4,470)

Net loss attributable to common stockholders	$(14,330)	$(24,992)	$(27,379)	$(31,912)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.88)	$(2.94)	$(1.69)	$(5.82)

Weighted average shares outstanding attributable to common stockholders:
Basic and diluted	16,314,236	8,491,391	16,192,569	5,484,379

Comprehensive loss:
Net loss	$(14,330)	$(21,595)	$(27,379)	$(27,442)
Unrealized gain (loss) on marketable securities, net of income taxes of income taxes	61	—	(2)	—
Foreign currency translation adjustments, net of income taxes income taxes	30	—	20	—

Total comprehensive loss	$(14,239)	$(21,595)	$(27,361)	$(27,442)

VERITONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount
Balance as of December 31, 2017	16,158,883	$16	$170,728	$(109,307)	$(135)	$61,302
Common stock offerings	1,955,000	2	32,534	—	—	32,536
Common stock issued under employee stock plans, net	203,551	—	921	—	—	921
Stock-based compensation expense	—	—	5,125	—	—	5,125
Net loss	—	—	—	(27,379)	—	(27,379)
Unrealized loss on marketable securities	—	—	—	—	(2)	(2)
Foreign currency translation adjustments	—	—	—	—	20	20

Balance as of June 30, 2018	18,317,434	$18	$209,308	$(136,686)	$(117)	$72,523

VERITONE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(27,379)	$(27,442)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	828	119
Amortization of debt discounts and issuance costs	—	3,740
Costs of warrants issued	207	5,790
Write-off of debt discounts and debt issuance costs at IPO	—	10,132
Change in fair value of warrant liability	15	(7,114)
Provision for doubtful accounts	22	67
Stock-based compensation expense	5,125	1,903
Changes in assets and liabilities:
Accounts receivable	(3,914)	(7,476)
Expenditures billable to clients	(900)	(4,918)
Prepaid expenses and other current assets	(367)	(1,303)
Accounts payable	2,421	6,042
Accrued media payments	1,945	2,206
Client advances	1,148	1,248
Other accrued liabilities	(966)	529
Other liabilities	474	—

Net cash used in operating activities	(21,341)	(16,477)

Cash flows from investing activities:
Proceeds from sales of marketable securities	14,000	—
Capital expenditures	(2,899)	—
Intangible assets acquired	(70)	(30)

Net cash provided by (used in) investing activities	11,031	(30)

Cash flows from financing activities:
Proceeds from common stock offerings, net	32,536	33,199
Proceeds from exercise of Primary Warrant	—	29,263
Proceeds received under the Bridge Loan Agreement	—	8,000
Proceeds from issuances of stock under employee stock plans	921	3
Debt issuance costs	—	(68)
Other	—	(56)

Net cash provided by financing activities	33,457	70,341

Net increase in cash and cash equivalents	23,147	53,834
Cash and cash equivalents, beginning of period	29,545	12,078

Cash and cash equivalents, end of period	$52,692	$65,912

VERITONE, INC.

RECONCILIATION OF UNAUDITED GAAP NET LOSS TO EBITDAS

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net loss to EBITDAS:
Net loss	$(14,330)	$(21,595)	$(27,379)	$(27,442)
Provision for income taxes	10	1	12	3
Depreciation and amortization	473	60	828	119
Amortization of debt discounts and issuance costs	—	1,686	—	3,740
Cost of warrants issued	207	5,790	207	5,790
Write-off of debt discounts and debt issuance costs at IPO	—	10,132	—	10,132
Change in fair value of warrant liability	15	(3,996)	15	(7,114)
Interest expense	—	196	—	496
Stock-based compensation expense	2,651	1,778	5,125	1,903

EBITDAS	$(10,974)	$(5,948)	$(21,192)	$(12,373)

VERITONE, INC.

UNAUDITED NET REVENUES DETAIL

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Media Agency revenues, net	$3,308	$3,739	$6,429	$6,638
AI Platform revenues	860	348	2,127	557

Net revenues	$4,168	$4,087	$8,556	$7,195

VERITONE, INC.

UNAUDITED KEY PERFORMANCE INDICATORS (KPIs)

(dollar amounts in thousands)

AI Platform Business	Q3 2016	Q4 2016	Q1 2017	Q2 2017
# of Customers	13	18	25	38
# of Accounts	14	23	57	169
# of AI Engines	28	41	48	69
# of Hours of Data Processed	331,000	447,000	367,000	438,000
Total Contract Value Bookings	$264	$223	$1,947	$151
Monthly Recurring Revenue	$70	$46	$110	$132
Net Revenues	$98	$296	$209	$348

Media Agency Business	Q3 2016	Q4 2016	Q1 2017	Q2 2017
# of Clients Added	6	15	8	16
# of Active Clients	35	44	39	45
Average Media Spend per Active Client	$570	$572	$670	$695
Net Revenues	$2,223	$2,207	$2,899	$3,739

AI Platform Business	Q3 2017	Q4 2017	Q1 2018	Q2 2018
# of Customers	37	57	70	86
# of Accounts	170	467	591	625
# of AI Engines	122	151	184	214
# of Hours of Data Processed	711,000	1,357,000	2,805,000	2,729,000
Total Contract Value Bookings	$2,645	$360	$237	$583
Monthly Recurring Revenue	$135	$173	$169	$214
Net Revenues	$431	$476	$1,267	$860

Media Agency Business	Q3 2017	Q4 2017	Q1 2018	Q2 2018
# of Clients Added	9	14	14	14
# of Active Clients	49	57	60	74
Average Media Spend per Active Client	$649	$464	$490	$425
Net Revenues	$3,288	$3,023	$3,121	$3,307